NC Office

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031

Tel: 704-897-8336

Fax: 704-919-5089

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Drone Guarder, Inc., of our report dated April 21, 2017 on our audit of the financial statements of Drone Guarder, Inc. as of January 31, 2017 and 2016 the related statement of operations, stockholders’ deficit, and cash flow for the years ended January 31, 2017 and 2016, and the reference to us under the caption “Experts.”

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

March 22, 2018